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                 CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption
"Independent Auditors" and to the use of our report dated October
13, 1999, in this Registration Statement (File number 333-81561 and 811-09405 ) of Valenzuela Capital Trust.


                                  ERNST & YOUNG LLP
New York, New York
October 13, 1999








































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